Exhibit 99.1

Coleman Cable, Inc. Announces Strong First-Quarter 2013 Results,

Including Record Adjusted EBITDA of $22.1 Million and Adjusted

EPS Growth of 54 Percent

Quarterly dividend doubled to $0.04 per common share

WAUKEGAN, Ill., May 9, 2013 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced first-quarter 2013 financial results.

First-Quarter 2013 Highlights

•	Earnings per share (EPS) of $0.30 per diluted share, an increase of 42.9 percent from $0.21 for the first quarter of 2012.

•	Adjusted EPS of $0.37 per diluted share, an increase of 54.2 percent compared to $0.24 per diluted share for the first quarter of last year.

•	Record Adjusted EBITDA of $22.1 million in the first quarter of 2013, an increase of 16.3 percent from $19.0 million in the first quarter of 2012.

•	Sales increased to $222.5 million, up 0.9 percent compared to the first quarter of last year.

Outlook and Dividend

•	For the second quarter of 2013, the Company estimates sales between $225.0 million and $245.0 million and Adjusted EPS between $0.35 and $0.52.

•

Declared a quarterly cash dividend of $0.04 per share (an increase of $0.02 per share from prior dividends) payable on May 31, 2013, to stockholders of record as of the close of business on May 17, 2013.

First Quarter 2013 Results

Net sales for the first quarter of 2013 were $222.5 million compared to $220.5 million for the first quarter of 2012. The increase mainly reflects a greater contribution from the Company’s Engineered Solutions segment, which includes results for Watteredge, as partially offset by nominally lower sales volumes and lower average copper prices. First-quarter 2013 Adjusted EPS and Adjusted EBITDA were $0.37 per diluted share and $22.1 million, respectively, compared to $0.24 per diluted share and $19.0 million, respectively, for the first quarter of 2012.

President and CEO Gary Yetman stated, “We have enjoyed a strong start to 2013 with record first quarter Adjusted EBITDA of $22.1 million and Adjusted EPS growth of over 54 percent. Contributing to our results was stronger gross profit performance across all three segments. Our efforts in recent years to diversify our business and enhance our operating platform continue to benefit our business.”

Mr. Yetman concluded, “We anticipate additional benefit in the back half of the year, given a continuation of momentum seen recently in U.S. residential and commercial construction markets. Any protracted copper price volatility, as seen recently, may present some challenges in the near-term, but longer-term, we believe we are well positioned to capture the significant benefit we should get from a sustained rebound in housing and commercial construction.”

On a GAAP basis, the Company recorded earnings of $0.30 per diluted share for the first quarter of 2013 compared to $0.21 per diluted share for the first quarter last year. GAAP results for the 2013 and 2012 periods included restructuring charges and share-based compensation expense. These items are excluded from the Company’s Adjusted EBITDA and Adjusted EPS results. Please see the discussion of Non-GAAP results below and the attached schedules for a full reconciliation of GAAP results to non-GAAP results.

Quarterly Cash Dividend

On May 7, 2013, Coleman’s board of directors declared a quarterly cash dividend of $0.04 per share payable on May 31, 2013, to stockholders of record as of the close of business on May 17, 2013. Future declarations of quarterly dividends are subject to approval of the board of directors and may be adjusted as business needs or market conditions change.

Webcast

Coleman Cable has scheduled its conference call for Friday, May 10, 2013, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, President and CEO, and Alan Bergschneider, Executive Vice President and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.

Non-GAAP Results

In addition to net income determined in accordance with GAAP, we use certain non-GAAP measures in assessing our operating performance. These non-GAAP measures used by management include: (1) Adjusted EBITDA, which is net income before net interest, income taxes, depreciation and amortization expense (“EBITDA”) adjusted to exclude the impact of certain specifically identified items (“Adjusted EBITDA”) and (2) Adjusted earnings per share, which we calculate as diluted earnings per share adjusted to exclude the estimated per share impact of the same specifically identified items used to calculate Adjusted EBITDA (“Adjusted EPS”). For the periods presented in this press release, the specifically identified items include restructuring charges and share-based compensation expense.

We believe Adjusted EBITDA serves as an appropriate measure to be used in evaluating the performance of our business. We use Adjusted EBITDA in the preparation of our annual operating budgets and in determining levels of operating and capital investments. We believe Adjusted EBITDA allows us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. The usefulness of Adjusted EBITDA as a performance measure is limited because it excludes the impact of interest expense, depreciation and amortization expense, and taxes. Due to these limitations, we do not, and you should not, use

Adjusted EBITDA as the only measures of our performance. We also use, and recommend that you consider, net income in accordance with GAAP as a measure of our performance. Finally, other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA measures of other companies.

Similarly, we believe our use of Adjusted EPS provides an appropriate measure to use in assessing our performance across periods given that this measure provides an adjustment for certain significant items, the magnitude of which may vary significantly from period to period. However, we do not, and do not recommend that you, solely use Adjusted EPS to assess our financial and earnings performance. We also use, and recommend that you use, diluted earnings per share in addition to Adjusted EPS in assessing our earnings performance. Finally, other companies may define Adjusted EPS differently and, as a result, our measure of Adjusted EPS may not be directly comparable to Adjusted EPS measures of other companies

About Coleman Cable, Inc.

Coleman Cable, Inc. is a manufacturer of electronic wire and cable products for residential and commercial construction, industrial, OEM, and consumer applications, with operations in the United States, Honduras, and Canada. The Company’s broad product offering enables it to provide its customers a single source for many of their wire and cable requirements. It manufactures the majority of its products in nine domestic production facilities and sells products to more than 8,000 active customers in a myriad of end markets. It operates three segments: Distribution, OEM, and Engineered Solutions. For more information, visit www.colemancable.com.

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements include those made under “Outlook and Dividends” and also may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results, earnings guidance or financial performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials, including PVC and fuel;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	our dependence on indebtedness and our ability to satisfy our debt obligations;

•	failure to identify, finance or integrate acquisitions;

•	product liability claims and litigation resulting from the design or manufacture of our products;

•	advancements in wireless technology;

•	impairment charges related to our goodwill and long-lived assets;

•	restructuring charges;

•	changes in the cost of labor;

•	disruption in the importation of raw materials and products from foreign-based suppliers;

•	our ability to maintain substantial levels of inventory;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	changes in tax legislation relating to our Honduras subsidiary; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors,” in Coleman Cable’s most recent Annual Report on Form 10-K.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial Tables Follow

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(Thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
NET SALES	$222,513	$220,491
COST OF GOODS SOLD	188,215	189,821

GROSS PROFIT	34,298	30,670
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	17,496	15,730
INTANGIBLE ASSET AMORTIZATION	2,185	1,824
RESTRUCTURING CHARGES	218	333

OPERATING INCOME	14,399	12,783
INTEREST EXPENSE	6,926	7,022
OTHER (INCOME) LOSS	(108)	74

INCOME BEFORE INCOME TAXES	7,581	5,687
INCOME TAX EXPENSE	2,330	1,960

NET INCOME	$5,251	$3,727

EARNINGS PER COMMON SHARE DATA
NET INCOME PER SHARE:
Basic	$0.31	$0.22
Diluted	0.30	0.21
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,093	17,072
Diluted	17,340	17,320

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except per share data)

(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,501	$9,562
Accounts receivable, net of allowances of $3,100 and $3,046, respectively	126,344	125,982
Inventories	116,399	112,590
Deferred income taxes	4,514	4,271
Assets held for sale	1,072	1,074
Prepaid expenses and other current assets	4,302	4,071

Total current assets	256,132	257,550

PROPERTY, PLANT AND EQUIPMENT, NET	78,064	78,914
GOODWILL	66,500	66,535
INTANGIBLE ASSETS, NET	35,230	37,417
DEFERRED INCOME TAXES	424	329
OTHER ASSETS	8,950	8,595

TOTAL ASSETS	$445,300	$449,340

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$35,571	$35,566
Accounts payable	26,343	25,748
Accrued liabilities	27,924	38,208

Total current liabilities	89,838	99,522

LONG-TERM DEBT	287,919	288,273
OTHER LONG-TERM LIABILITIES	4,336	3,693
DEFERRED INCOME TAXES	6,841	6,687
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.001; 75,000 authorized; 17,119 and 16,998 issued and outstanding on March 31, 2013 and December 31, 2012, respectively	17	17
Treasury stock, at cost: 443 shares	(3,918)	(3,918)
Additional paid-in capital	94,992	94,470
Accumulated deficit	(34,474)	(39,371)
Accumulated other comprehensive income (loss)	(251)	(33)

Total shareholders’ equity	56,366	51,165

TOTAL LIABILITIES AND EQUITY	$445,300	$449,340

COLEMAN CABLE, INC. AND SUBSIDIARIES

Non-GAAP Results

(Thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2013	2012
Earnings per share	$0.30	$0.21
Restructuring charges	0.01	0.01
Share-based compensation expense	0.06	0.02

Adjusted diluted earnings per share	$0.37	$0.24

	Three Months Ended March 31,
	2013	2012
	(Thousands)
Net income	$5,251	$3,727
Interest expense	6,926	7,022
Income tax expense	2,330	1,960
Depreciation and amortization expense (a)	5,740	5,330

EBITDA	$20,247	$18,039

Restructuring charges	218	333
Share-based compensation expense	1,606	598

Adjusted EBITDA	$22,071	$18,970

a)	Depreciation and amortization expense shown in the above schedule excludes amortization of debt issuance costs, which are included as a component of interest expense.

For additional information regarding our non-GAAP financial measures, see “Non-GAAP Results.”

Reconciliation of Second-Quarter 2013 Earnings Guidance to GAAP

For the second quarter of 2013, the Company is currently estimating diluted Adjusted EPS to be in the range of $0.35 to $0.52 per share. On a GAAP basis, the Company is currently estimating diluted EPS to be in the range of $0.32 to $0.50 per share.

*	Rounding differences may occur for various calculated amounts.